Exhibit 10.6
Management Bonus Plans
of Hutchinson Technology Incorporated
     We have a fiscal year 2008 management bonus plan that covers executive officers and certain other management-level employees of our Disk Drive Components Division, and a fiscal year 2008 management bonus plan that covers executive officers and certain other management-level employees of our BioMeasurement Division. In addition, executive officers and certain other management-level employees who provide corporate support to both divisions rather than solely to one division will have a 50% participation level in each of these plans for fiscal year 2008.
Fiscal Year 2008 Disk Drive Components Division Management Bonus Plan
     The plan is designed to create an incentive for management of our Disk Drive Components Division to achieve goals that our board of directors believes align with the interests of our long-term shareholders. The plan design includes an annual corporate financial objective and additional divisional goals that measure progress toward strategic initiatives. Individual bonus targets, expressed as a percentage of base salary, are approved for all participants by our board of directors upon the recommendation of the board’s compensation committee.
     Fifty percent of the bonus target is dependent on our achievement of an annual corporate financial objective, which is set giving consideration to long-term financial performance to ensure that the company is growing earnings over time. For fiscal year 2008, earnings before taxes (EBT) will be the corporate financial objective. The award amount to be paid based on EBT is determined based on whether actual EBT for the fiscal year is above (subject to a ceiling, above which no further amounts are awarded) or below (subject to a floor, below which no amounts are awarded) the pre-established objective for EBT.
     The remainder of the bonus target is dependent on achievement of certain divisional objectives relating to strategic initiatives in the areas of market position and business stature, long-term growth and innovation, quality and service and manufacturing proficiency. As with the corporate financial objective, the award amount to be paid based on these divisional objectives is subject to a ceiling (above which no further amounts are awarded) and a floor (below which no amounts are awarded) in relation to achievement of certain pre-established thresholds.
Fiscal Year 2008 BioMeasurement Division Management Bonus Plan
     The plan is designed to create an incentive for management of our BioMeasurement Division to achieve goals that our board of directors believes align with the interests of our long-term shareholders. The plan design includes the same annual corporate financial objective that is described above and additional divisional goals that measure progress toward strategic initiatives. Individual bonus targets, expressed as a percentage of base salary, are approved for all participants by our board of directors upon the recommendation of the board’s compensation committee.
     Fifty percent of the bonus target is dependent on our achievement of the same annual corporate financial objective described above. The remainder of the bonus target is dependent on achievement of market penetration objectives for our BioMeasurement Division. As with the corporate financial objective, the award amount to be paid based on the market penetration objectives is subject to a ceiling (above which no further amounts are awarded) and a floor (below which no amounts are awarded) in relation to achievement of pre-established thresholds.
Corporate Executive and Management Participation
     As indicated, executive officers and certain other management-level employees who provide corporate support to both divisions rather than solely to one division will have a 50% participation level in each of these plans for fiscal year 2008. This group includes three of our named executive officers, Wayne M. Fortun, President and Chief Executive Officer; John A. Ingleman, Senior Vice President and Chief Financial Officer; and R. Scott Schaefer,

Vice President and Chief Technical Officer. As a result, each of these individuals will have 50% of the applicable bonus target based on the annual corporate financial objective described above, 25% of the bonus target based on the strategic goals described above for our Disk Drive Components Division and 25% of the bonus target based on the strategic goals described above for our BioMeasurement Division. In addition, a pre-established minimum threshold EBT must be achieved in order for our chief executive officer and chief financial officer to receive any bonus amount for fiscal year 2008.
     The decision to pay bonuses is made annually by our board of directors upon the recommendation of the compensation committee of our board of directors. Bonuses are paid in cash in the first quarter of the following fiscal year. The actual total bonus amount paid to any participant may not exceed 200% of the participant’s bonus target, and the actual total bonus amounts paid to all participants under these plans may not exceed 25% of actual EBT for the fiscal year.